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                                                                   EXHIBIT 10.18

                                 PROMISSORY NOTE

$110,000                                                  Chatsworth, California
                                                          April 2, 2001

         SonicPort, Inc., a Nevada corporation ("Debtor"), hereby promises to pay to the order of ____________ ("LENDER"), in lawful money of the United States of America, the principal sum of One Hundred Ten Thousand Dollars ($110,000), with interest on the unpaid principal balance from time to time outstanding at the rate of ten percent (10%) per annum (the "INTEREST RATE") until paid, commencing on the date hereof. Principal arid interest under this Promissory Note shall be due at such time as Debtor has raised on a cumulative basis gross proceeds from financings (debt and/or equity) after the date hereof of an aggregate of $5,000,000; provided, however, that if such amount has not been raised by the second anniversary of the date hereof, no payment shall be due under this Promissory Note.

         The Interest Rate shall be calculated on the basis of a 365-day year and the actual number of days elapsed. If any interest is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the obligations evidenced by this Promissory Note.

         Debtor hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Promissory Note. The Debtor shall pay all costs of collection when incurred, including reasonable attorneys' fees, costs and expenses.

         This Promissory Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of California, without regard to principles of conflict of laws.

         This Promissory Note may only be amended, modified or terminated by an agreement in writing signed by the party to be charged. This Promissory Note shall be binding upon the heirs, executors, administrators, successors and assigns of the Debtor and inure to the benefit of Lender and its permitted successors, endorsees and assigns. This Promissory Note shall not be transferred without the express written consent of Lender, provided that if Lender consents to any such transfer or if notwithstanding the foregoing such a transfer occurs, then the provisions of this Promissory Note shall inure to the benefit of and be binding upon any successor to Debtor and shall be extended to any holder thereof.

                                        SONICPORT, INC., a Nevada corporation


                                        By:
                                           ------------------------------------
                                             Name:
                                             Title: